SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): February 14, 2003

                              Dr. Protein.com, Inc.
                              ---------------------
             (Exact name of registrant as specified in its charter)

Delaware                           000-33487                       33-0954381
--------                           ---------                       ----------
(State or other            (Commission File Number)           (I.R.S. Employer
jurisdiction of                                              Identification No.)
incorporation or
organization)

336 Plaza Estival, San Clemente, California                             92672
--------------------------------------------                            -----
(Address of principal executive offices)                           (Zip Code)


        Registrant's telephone number, including area code: (949)388-3402
                                                            -------------

           ----------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 1. Changes in Control of Registrant.

On February 14, 2003, the Registrant issued 2,500,000 shares of its common stock to Michelle Mirrotto, its President, Secretary and director, in exchange for retiring the Registrant's debt of $50,000 to Ms. Mirrotto. That debt was evidenced by a promissory note, dated June 27, 2002, and was due on June 27, 2003. That note bore no interest. Ms. Mirrotto agreed to retire the debt represented by the promissory note in exchange for receiving shares of the Registrant's stock issued to her at the rate of $.02 per share. As a result of this transaction, our total issued and outstanding stock is 8,895,000. Of that total, Ms. Mirrotto directly and personally owns 5,000,000 shares of the Registrant's common stock, and benefically owns 600,000 shares of the Registrant's common stock through her husband, Ryan A. Neely. Together, Ms. Mirrotto and Mr. Neely own 5,600,000 shares of the Registrant's common stock, which comprises 62.9% of the Registrant's total issued and outstanding shares. Ms. Mirrotto has sole voting and dispositive power as to the 5,000,000 shares she owns directly.

            SECURITY OWNERSHIP OF BENEFICIAL OWNERSHIP AND MANAGEMENT

The following table sets forth certain information as of February 14, 2003, with respect to the beneficial ownership of our common stock by all persons known by us to be beneficial owners of more than 5% of its outstanding shares of its common stock, and by directors who own common stock, and all officers and directors as a group:

======================= =================================== ================================ ==========================
Title of Class          Name of Beneficial Owner               Amount of Beneficial Owner         Percent of Class
----------------------- ----------------------------------- -------------------------------- --------------------------
Common Stock            Michelle Mirrotto
                        336 Plaza Estival                      5,600,000 shares, president,            62.9%
                        San Clemente, CA 92672                      secretary, director
----------------------- ----------------------------------- -------------------------------- --------------------------
Common Stock            Ryan A. Neely
                        336 Plaza Estival                            5,600,000 shares                  62.9%
                        San Clemente, CA 92672
----------------------- ----------------------------------- -------------------------------- --------------------------
Common Stock            All directors and named executive
                        officers as a group                          5,600,000 shares                  62.9%
======================= =================================== ================================ ==========================

Michelle Mirrotto, who owns 5,000,000 shares, is the spouse of Ryan A. Neely, who owns 600,000 shares. Therefore, each beneficially owns 5,600,000 shares of common stock.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. In accordance with Securities and Exchange Commission rules, shares of the Registrant's common stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days of the date of the table are deemed beneficially owned by the optionees. Subject to community property laws, where applicable, the persons or entities named in the table above have sole voting and investment power with respect to all shares of the Registrant's common stock indicated as beneficially owned by them.


The Registrant is not aware of any arrangements which may result in "changes in control" as that term is defined by the provisions of Item 403 of Regulation S-B.

Item 5. Other Events and Regulation FD Disclosure.

Name Change. On February 14, 2003, the Registrant's Board of Directors approved, subject to shareholder approval, an amendment to the Registrant's Certificate of Incorporation to change its name to Pacific Technology, Inc. On February 14, 2003, our President, Secretary and sole director, who individually owns in excess of the required majority of the Registrant's outstanding common stock necessary for the adoption of the action, approved those actions taken by written consent.

The full text of the proposed amendment to the Certificate of Incorporation is attached hereto as Exhibit 3.4.

The Registrant is taking this action to change its name because it anticipates acquiring Pacific Technology, Inc., a privately held Nevada corporation. If and when the acquisition is completed, on the day of the closing, the Registrant will issue a report on Form 8-K that contains full disclosure about the combined entities including audited financial statements, pro forma financial statements and full narrative disclosure similar to the disclosure found in a registration statement.

Item 6. Resignations of Registrant's Directors.

On February 13, 2003, Courtney Koepsell resigned as the Treasurer and a director of the Registrant. The resignation is not the result of any disagreement with the registrant on any matter relating to the Registrant's operations, policies or practices. A copy of Ms. Koepsell's resignation is filed as Exhibit 17.1 to this Form 8-K.

Index to Exhibits

3.4      Certificate of Amendment to Certificate of Incorporation

17.1     Resignation of Courtney Koepsell

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                           Dr. Protein.com, Inc.


February 14, 2003                By:      /s/ Michelle Mirrotto
                                           -----------------------------------
                                           Michelle Mirrotto, President